UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) July 2, 2008 (July 1, 2008)
Commercial Metals Company

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

1-4304	75-0725338

(Commission File Number)	(IRS Employer Identification No.)

6565 N. MacArthur Blvd.
Irving, Texas	75039

(Address of Principal Executive Offices)	(Zip Code)
(214) 689-4300

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.
     On July 1, 2008, Commercial Metals Company (the “Company”) issues a press release announcing that it has completed the acquisition of substantially all the operating assets of ABC Coating Company of Texas, Inc. of Waxahachie, Texas; ABC Coating Co., Inc. of Brighton, Colorado; Banner Rebar Inc. of Denver, Colorado; and Toltec Steel Services, Inc. of Kankakee, Illinois. The acquisition also includes Texas-based Rebar Trucking, Inc. and the 50% interest of the ABC Coating of North Carolina joint venture with the Company in Gastonia and ABC Coating Tennessee of Nashville. Established in 1978, ABC Coating companies are involved in rebar fabrication and epoxy coated reinforcing bar servicing the southwest, midwest and southeast U.S. with approximately 250 employees. All six locations will become a part of the CMC Americas Fabrication and Distribution segment.
     A copy of the press release is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits
     The following exhibit is filed with this Form 8-K.
     99.1       Press Release, dated July 1, 2008 regarding the closing of the ABC transaction.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMERCIAL METALS COMPANY
Date: July 2, 2008	By:	/s/ David M. Sudbury
	Name:	David M. Sudbury
	Title:	Senior Vice President, Secretary & General Counsel

Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated July 1, 2008 regarding the closing of the ABC transaction.